UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2016

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

900 Innovators Way
Simi Valley, CA	93065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 357-9983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

AeroVironment, Inc. (the “Company”) appointed Wahid Nawabi, currently President and Chief Operating Officer, as Chief Executive Officer, effective May 2, 2016.  Mr. Nawabi succeeds Tim Conver, who is retiring as Chief Executive Officer effective May 1, 2016.  Mr. Conver will remain the Company’s Chairman of the Board. In addition, Mr. Nawabi was appointed as a member of the Board of Directors to fill a newly created Class II director position, effective May 2, 2016.

Mr. Nawabi, age 46, has served as the Company’s President since January 2016 and as the Company’s Chief Operating Officer since April 2015.  He previously served as the Company’s Senior Vice President and General Manager of Efficient Energy Systems (EES) from 2011 to April 2015.  Prior to joining AeroVironment, Mr. Nawabi served as Vice President, Global Sales of Altergy, a designer and manufacturer of fuel cell power systems, from March 2010 through November 2011, and as Vice President, Americas, and Vice President, Global Sales for C&D Technologies, a producer and marketer of electrical power storage and conversion products from February 2008 through March 2010. Prior to joining C&D Technologies, Mr. Nawabi worked for 16 years with American Power Conversion, a provider of power protection products and services, in a succession of positions of increasing responsibility, most recently as Vice President, Enterprise Segment North America and Canada. Mr. Nawabi has a B.S. in electrical engineering from the University of Maryland, College Park. He does not have any family relationships with directors or other executive officers of the Company and is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

The Company will enter into an amended Severance Protection Agreement with Mr. Nawabi, effective May 2, 2016, to provide Mr. Nawabi with comparable level of benefits and terms and conditions as previously approved by the Compensation Committee of the Company’s Board of Directors for the Company’s Chief Executive Officer position.

Item 7.01                                           Regulation FD Disclosure.

On April 4, 2016, the Company issued a press release announcing Mr. Conver’s retirement as Chief Executive Officer and Mr. Nawabi’s appointment as Chief Executive Officer and as a member of the Company’s Board of Directors, a copy of which is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing

Item 9.01.                                        Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit
Number	Description
99.1	Press Release dated April 4, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: April 4, 2016	By:	/s/ Douglas E. Scott
Douglas E. Scott
Senior Vice President, General Counsel and Corporate Secretary